UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006
HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	72-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Notice to Directors and Executive Officers

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Under Horizon Offshore, Inc.’s (the “Company’s”) 2006 Annual Incentive Compensation Plan (the “2006 Compensation Plan”), the 2006 incentive cash compensation performance goals are based on the results of the Company’s operations, specifically, the amount by which the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) exceeds an EBITDA goal set by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). As a result of the Company’s determination that it will exceed its 2006 EBITDA goal, the Compensation Committee approved the early payment of the annual incentive cash bonuses earned under the 2006 Compensation Plan.
     Under the 2006 Compensation Plan and his employment agreement with the Company, David Sharp, President and Chief Executive Officer of the Company, was eligible for and was awarded an annual incentive cash bonus equal to 150% of his base salary. On December 15, 2006, the Compensation Committee approved an early payment of 50% of this award equal to $343,200. Additionally, under the 2006 Compensation Plan and each of their respective employment agreements, Ron Mogel, Vice President and Chief Financial Officer, George Reuter, Executive Vice President and Chief Operating Officer, and Bill Gibbens, Executive Vice President and General Counsel, each named executive officers of the Company, were eligible for and were awarded an annual incentive cash bonus equal to 100% of his respective base salary. On December 15, 2006, the Compensation Committee approved the early payment of 50% of these awards to Messrs. Mogel, Reuter, and Gibbens equal to $122,500, $150,000, and $142,500, respectively.
     Furthermore, the Compensation Committee of the Company’s Board of Directors approved the payment equal to 50% of the maximum bonus to all other participants in the 2006 Compensation Plan on December 15, 2006. The Company will pay the remainder of the 2006 annual incentive cash bonuses after finalizing the Company’s 2006 financial results.
Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     (a) The Company was notified on December 15, 2006, that as a result of a change in the service provider for the Horizon Offshore 401(k) Plan (the “Plan”), there will be a blackout period beginning on January 17, 2007, and ending on or about the week of January 28, 2007 (the “Blackout Period”), during which participants in the Plan will be temporarily unable to direct or diversify investments in their individual accounts, obtain a loan, withdrawal or distribution from the Plan, or change contribution rates. The Blackout Period also applies to transactions through the Company stock fund in the Plan.
     As a result of the foregoing, on December 21, 2006, the Company sent a notice to its directors and executive officers informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, they would be prohibited from purchasing, selling or otherwise acquiring or transferring equity securities of the Company (including the Company’s common stock, stock options and restricted stock) during the Blackout Period. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
     A participant in the Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual ending date, by contacting Michelle Sneed, by mail at 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042 or by telephone at (713) 243-2744.
Item 9.01 Financial Statements and Exhibits.
99.1          Notice sent to Directors and Executive Officers, dated December 21, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Vice President and Chief Financial Officer

Date: December 21, 2006

Exhibit Index

Exhibit
No.	Description

99.1	Notice sent to Directors and Executive Officers, dated December 21, 2006